                                                 ALLIANCE SEMICONDUCTOR CORPORATION

                                             COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                                    AND COMMON EQUIVALENT SHARES
                                                (in thousands, except per share data)
                                                             (unaudited)

                                                             Three Months Ended    Nine Months Ended
                                                                December 31,         December  31,
                                                              1996        1995       1996        1995
                                                             --------    --------   --------    --------
Net income (loss) ............................               $ (1,338)   $  2,161   $(13,831)   $ 37,123
                                                             ========    ========   ========    ========

Weighted average number of common shares
    outstanding during the period ............                 38,513      37,968     38,471      37,777

Weighted-average common stock
  equivalents (calculating using the
  "treasury stock" method) representing
  shares issuable upon exercise stock
  options
                                                                 --         3,278       --         3,934
                                                             --------    --------   --------    --------
Weighted-average common shares and equivalents
                                                               38,513      41,246     38,471      41,711
                                                             ========    ========   ========    ========

Net income (loss) per share ..................               $  (0.03)   $   0.05   $  (0.36)   $   0.89
                                                             ========    ========   ========    ========

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